UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 31, 2010	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

ETHOS ENVIRONMENTAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 Technology, Suite 165 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(886) 925-9553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Agreement.

On December 31, 2010, Ethos Environmental, Inc. (“Ethos” or “Company”) and Regeneca International, Inc. (“Regeneca”), a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 14, 2010 with respect to a business combination transaction.  Pursuant to the Merger Agreement, EEI Acquisition Corporation, Inc. (“EEI”), a wholly-owned subsidiary of Ethos formed solely to facilitate the business combination (the “Merger”), will merge with and into, Regeneca. Regeneca will be the surviving corporation in such merger and will continue as a wholly-owned subsidiary of the Company.  The closing of the Merger also occurred on December 31, 2010.

As a result of the Merger between Regeneca and Ethos, all of Regeneca’s Common Stock shall be converted into a number of shares of Ethos Common Stock that will represent fifty-one percent (51%) of the outstanding shares of Ethos, on a fully diluted basis.

At the close of the Merger each of the current directors and officers of Ethos resigned and Matthew Nicosia, Adam Vincent Gilmer, Jan Hall, Francis Chen and James C. Short were appointed as the new directors of Ethos (with Francis Chen being the Chairman of the Board).  Matthew Nicosia, Adam Vincent Gilmer, Daniel R. Kerker and Christopher A. Wilson will become the Chief Executive Officer, President, Chief Financial Officer/Treasurer and Secretary, respectively.

The Company intends to adopt and pursue the business strategy and products of Regeneca as its primary business.  REGENECA™ was formed to create and commercialize products that help to improve consumers’ health and “regenerate their life”.  Regeneca’s products are intended to fight the signs and symptoms of aging through phytochemical infused, botanical and organic based formulations.  RegenErect™, the Company’s flagship product, is a male sexual enhancement dietary supplement.  Regeneca’s direct response network marketing sales platform will combine the power of direct response television, web, radio, and print ads with the person-to-person training and retention of network marketing.

“Whole Body, Whole Earth” Approach to Health

Regeneca draws its products from the earth in an ethical way – an approach that emphasizes re-growth, reforestation and recycling.  This is Regeneca’s "Whole Earth Whole Body Approach to Health".  Regeneca’s corporate creed is to provide consumers with products that are all natural and premium quality and must fit the highest standard of conservation and reduced carbon footprint.  The products must work to preserve and promote the user’s health.  Regeneca’s packaging is conservative and utilizes recycled and recyclable materials wherever possible to preserve the land – ensuring the efficacy, safety and quality of the products without frills and excess paper goods.  Regeneca’s approach to products and packaging maximizes the product experience by consumers.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.  The Merger Agreement has been included to provide information regarding the terms of the Merger, and is not intended to provide any other factual or financial information about Ethos or Regeneca.

Item 5.01.

Changes in Control of Registrant

As a result of the Merger between Regeneca and Ethos, all of Regeneca’s Common Stock shall be converted into a number of shares of Ethos Common Stock that will represent fifty-one percent (51%) of the outstanding shares of Ethos on the closing date, on a fully diluted basis.  Thus, the former shareholders of Regeneca will own a majority of the outstanding shares of voting stock of the Company and will control the operations going forward.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of December 31, 2010, Bruce Tackmann resigned as the only officer and director of Ethos. Matthew Nicosia, Adam Vincent Gilmer, Jan Hall, Francis Chen and James C. Short were appointed as the new directors of Ethos (with Francis Chen being the Chairman of the Board).  Matthew Nicosia, Adam Vincent Gilmer, Daniel R. Kerker and Christopher A. Wilson became the Chief Executive Officer, President, Chief Financial Officer/Treasurer and Secretary, respectively.

The Company also entered into Employment Agreements with officers, Matthew Nicosia, Adam Vincent Gilmer and James C. Short (the “Employment Agreements”).  The term of their respective employment under the Employment Agreements is initially for a period of two (2) consecutive years (the “Term”), unless earlier terminated as provided in the Employment Agreement or by operation of law.  Thereafter, their Term is extended automatically for successive one (1) year periods unless terminated in accordance with the Employment Agreement or unless either party, not less than three (3) months before the commencement of any such one (1) year extension period, notifies the other party that the Agreement will expire as of midnight on the anniversary of the Effective Date.

As part of the Employment Agreement, Messrs. Nicosia, Gilmer and Short are to devote all of their business time, attention, abilities and efforts exclusively to the business of the Company and not accept other employment or engage in any other outside business activity that interferes with the performance of their respective duties and responsibilities or involves actual or potential competition with the business of the Company; provided, however, that Mr. Nicosia is permitted to continue his current activities with Vivakor, Inc. so long as such activities do not materially detract from his ability to perform his duties and obligations under the Employment Agreement.

Under the terms of their respective Employment Agreements, Mr. Nicosia shall serve as the Chief Executive Officer and his base salary shall be Two Hundred Seventy-Five Thousand Dollars ($275,000), Mr. Gilmer shall serve as the President and his base salary shall be Two Hundred Seventy Thousand Dollars ($270,000) and Mr. Short shall serve as the VP Investor Relations and his base salary shall be One Hundred Twenty Thousand Dollars ($120,000).  Each of their salaries are to be increased (but not decreased) from time to time during the Term as provided in the Employment Agreements; provided, however, that, until such time as the Company commences initial product sales, Messrs. Nicosia, Gilmer and Short shall defer all salary except Five Thousand Dollars ($5,000) per month.  Commencing in the first calendar month after the Company’s first sale of product, the Company shall pay Messrs. Nicosia, Gilmer and Short Ten Thousand Dollars ($10,000) per month until the Company achieves cash flow break-even on a monthly basis at which point the base salaries set forth above shall be paid to each of Messrs. Nicosia, Gilmer and Short.  All deferred salary shall be paid not less than one year after the Company achieves break-even on a monthly cash flow basis from operations.

Messrs. Nicosia, Gilmer and Short shall also be eligible to receive a monthly cash bonus (the “Sales Bonus”) in the amount of one percent (1%) of gross revenue from sales, due and payable on the 30th day of the succeeding month.  Notwithstanding the foregoing, the initial Sales Bonus shall accrue and only be due and payable on the 30th day of the month after the Company achieves One Million Dollars ($1,000,000) per month in gross revenue from sales.

Messrs. Nicosia, Gilmer and Short shall also be entitled to receive as part of their Employment Agreement a matrix distributorship position with the Company.

Item 8.01.

Other Events

On December 31, 2010, the Board of Directors of the Company, adopted the 2010 Equity Incentive Plan (the “Plan”) which authorizes up to 20% of the outstanding shares of the Company’s common stock to be granted as options, stock appreciation rights, restricted stock awards, performance units, performance shares, or other stock awards, as well as any supplemental payment, all as more particularly described in the Plan attached hereto as Exhibit 4.1.

Effective as of December 31, 2010, the Company changed its principal address from 6800 Gateway Park Drive San Diego, California 92154 to 18 Technology, Suite 165 Irvine, California 92618.  The Company’s new phone and fax numbers are 866-925-9553 and 949-315-3618.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of December 14, 2010, between Ethos Environmental, Inc., EEI Acquisition Corporation, Inc. and Regeneca International, Inc.
4.1	2010 Incentive Plan dated December 31, 2010.
10.1	Employment Agreement entered into with Matthew Nicosia.
10.2	Employment Agreement entered into with Adam Vincent Gilmer.
10.3	Employment Agreement entered into with James C. Short.
10.4	Employment Agreement entered into with Daniel R. Kerker.
99.1	Press Release, dated January 3, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHOS ENVIRONMENTAL, INC.

December 31, 2010		/s/ Matthew Nicosia
	Name:	Matthew Nicosia
	Title:	Chief Executive Officer

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